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                                                                    EXHIBIT 4.55

CLIFFORD                                                          CONFORMED COPY

CHANCE

PUNDER

                           MARCONI COMMUNICATIONS GMBH

                                   AS PLEDGOR

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                         AS PLEDGEE AND SECURITY TRUSTEE

                                       AND

                                     OTHERS

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                            ACCOUNT PLEDGE AGREEMENT
                               (Kontoverpfandung)

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                                    CONTENTS

CLAUSE                                                                                                  PAGE
1.       Definitions and language......................................................................   4

2.       Secured Obligations...........................................................................   5

3.       Pledge........................................................................................   5

4.       Pledgor's Right of Disposal...................................................................   5

5.       Enforcement of the Pledges....................................................................   6

6.       Limitation of Pledge..........................................................................   7

7.       Undertakings of the Pledgor...................................................................   8

8.       Notification of Pledge........................................................................   9

9.       Super Priority of cash collateral.............................................................   9

10.      Expenses, Costs and Taxes.....................................................................   9

11.      Duration and Independence....................................................................   10

12.      Release (Pfandfreigabe)......................................................................   11

13.      General Business Conditions and Existing security............................................   11

14.      Partial Invalidity; Waiver...................................................................   12

15.      Amendments; Waiver...........................................................................   12

16.      Notices and their Language...................................................................   12

17.      Applicable Law; Jurisdiction.................................................................   13

19.      Effectiveness................................................................................   14

20.      Counterparts.................................................................................   14

Schedule 1 List of Accounts...........................................................................   15

Schedule 2 Notice of Pledge...........................................................................   17

Schedule 3 Notice of Enforcement of Pledge............................................................   19

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THIS ACCOUNT PLEDGE AGREEMENT is made the 16th day of May 2003

BETWEEN:

(1) Marconi Communications GmbH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at GerberstraBe 33, D-71522 Backnang, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Backnang under HRB 1563 (the "PLEDGOR"); and

(2) The Law Debenture Trust Corporation p.l.c., having its business address at Fifth Floor, 100 Wood Street, London, EC2V 7EX, England in its capacity as security trustee under the Relevant Documents (the "SECURITY TRUSTEE" or the "PLEDGEE")


WHEREAS:

(A) Marconi Corporation p.l.c. (the "ISSUER") has agreed to issue the following notes:

         (i)      USD equivalent of GBP 450,000,000 senior secured notes due
                  2008;

         (ii) USD 300,000,000 plus USD equivalent of GBP 117,270,000 of junior secured notes due 2008;

                  the notes under (i) being documented in a senior note indenture dated on or about 19 May 2003 between, inter alios, the Issuer and Law Debenture Trust Company of New York as Senior Note Trustee and the notes under (ii) being documented in a junior note indenture dated on or about 19 May 2003 between, inter alios, the Issuer and JPMorgan Chase Bank as Junior Note Trustee (together the "INDENTURES").

(B) The security created by or pursuant to this Agreement is to be granted to and administered by the Security Trustee for itself and as trustee of the Secured Creditors pursuant to the relevant provisions of a security trust and intercreditor deed dated on or about 19 May 2003 between, inter alios, the Issuer, Law Debenture Trust Company of New York as Senior Note Trustee, JPMorgan Chase Bank as Junior Note Trustee, the Security Trustee and the Obligors (as defined therein including the Pledgor) as amended from time to time (the "SECURITY TRUST AND INTERCREDITOR DEED").

(C) Subject to the terms and conditions set out herein, in particular Clause 13 below, the Pledgor has agreed to grant a first ranking pledge over its bank accounts held

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         within the Federal Republic of Germany (as specified below) as security for the payment and discharge of the Secured Obligations (as defined below).

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NOW, IT IS AGREED as follows:

1.       DEFINITIONS AND LANGUAGE

1.1      In this Agreement:

         "ACCOUNTS" means the bank accounts listed in Schedule 1 hereto and all bank accounts which the Pledgor holds in Germany in the future, other than those opened for the purpose of depositing cash collateral referred to in Clause 9, and "Account" means any of them.

         "ACCOUNT BANK" means a bank administering any of the Accounts.

         "CONTINUING" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been waived in writing. For the purposes of this definition of "continuing" the expression "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed.

         "SECURED OBLIGATIONS" has the meaning given to it under Clause 2.

         "SECURITY TRUST AND INTERCREDITOR DEED" has the meaning given to it in Clause (B) of the recitals.

1.2 Unless otherwise defined herein or unless the context requires, capitalised terms shall have the same meaning as ascribed thereto in the Security Trust and Intercreditor Deed.

1.3 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4 The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall, to the extent permitted under the laws of Germany, be acting in

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         accordance with and subject to the terms of the Security Trust and
         Intercreditor Deed.

2.       SECURED OBLIGATIONS

         The pledges hereunder are constituted in order to secure together with other security granted by the Pledgor the prompt and complete satisfaction of any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Pledgor to the Pledgee under the Relevant Documents (including, but not limited to the parallel obligations of the Pledgor pursuant to clause 3 of the Security Trust and Intercreditor Deed to pay to the Security Trustee sums equal to the sums owed by the Pledgor to the Secured Creditors or any of them) (the "SECURED OBLIGATIONS") up to an aggregate amount of EUR 170 million.

3.       PLEDGE

3.1 Subject to Clause 13 below, the Pledgor hereby pledges to the Pledgee a first priority pledge over all present and future credit balances, including all interest payable, from time to time standing to the credit on the Accounts (including any sub-account, renewal, redesignation or replacement thereof) (each a "PLEDGE" and together the "PLEDGES").

3.2      The Pledgee accepts the Pledges.

3.3 The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder.

3.4 Each of the Pledges is in addition, and without prejudice, to any other security the Pledgee may now or hereafter hold in respect of the Secured Obligations.

3.5 Subject to clause 13 the Pledges shall rank ahead of any other security interest or third party right now in existence or created in the future in or over any of the Accounts.

3.6 For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of assumption (Vertragsubernahme)) of all or part of the Secured Obligations by the Pledgee to a future pledgee.

4.       PLEDGOR'S RIGHT OF DISPOSAL

         Unless, following the occurrence of an Enforcement Event, the Security Trustee gives notice to the contrary to the Account Bank in substantially the form set out

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         in Schedule 3 attached to this Agreement with a copy to the Pledgor, the Pledgor shall have the right to exercise all rights and powers in respect of the Accounts without limitation.

5.       ENFORCEMENT OF THE PLEDGES

5.1 At any time after the occurrence of an Enforcement Event which is continuing and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Issuer thereof and if the requirements set forth in Section 1204 et seq. of the German Civil Code (Burgerliches Gesetzbuch) with regard to the enforcement of any of the Pledges are met (Pfandreife), in particular, if any of the Secured Obligations has become due and payable, then in order to enforce the Pledges, the Pledgee, in its discretion, may at any time hereafter avail itself of all rights and remedies that a pledgee has upon occurrence of the requirements with regard to the enforcement of the Pledges under the laws of the Federal Republic of Germany (Pfandreife).

5.2 Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise its rights without obtaining a final judgment or other instrument (vollstreckbarer Titel) against the Pledgor in any relevant court or tribunal.

5.3 The Pledgee will enforce the Pledges (or any of them) by collecting the credit balance from the Accounts only to the extent necessary in order to ensure that the outstanding amounts under the Secured Obligations are satisfied. After complete, full and irrevocable satisfaction of all Secured Obligations any remaining surplus shall be promptly retransferred to the Pledgor.

5.4 The Security Trustee shall notify the Pledgor of the intention to realise the Pledges with a period of notice of no less than 5 (five) Business Days. Such notice period is not necessary if the Pledgor has generally ceased to make payments or the commencement of bankruptcy proceedings is filed against the Pledgor.

5.5 If the Pledgee should seek to enforce the Pledges under this Clause 5, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt realisation of the Pledges (or any of them) and/or the exercise by the Pledgee of any other right they may have as Pledgee.

5.6 If the Pledges are enforced, no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Obligations have been satisfied and discharged in full. In the case of enforcement, Section 1225 of the German Civil Code shall not apply. Until full discharge of the Secured Obligations, the Pledgee shall be entitled to treat all enforcement proceeds as

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         additional collateral for the Secured Obligations, or to seek satisfaction from such proceeds at any time.

5.7 The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Secured Obligations.

5.8 The Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

5.9 With respect to the enforcement of the Pledges the Pledgee will take into consideration the legitimate interest of the Pledgor.

6.       LIMITATION OF PLEDGE

6.1 The right to enforce the Pledges created hereunder shall, to the extent that the Secured Obligations represent those of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) of the Pledgor (other than any of the Pledgor's subsidiaries), at all times be limited to an amount equal to the Pledgor's assets (the calculation of which shall take into account the captions reflected in Section 266 sub-section (2) A, B and C of the German Commercial Code (Handelsgesetzbuch)) less the sum of (A) the Pledgor's liabilities (the calculation of which shall take into account the captions reflected in Section 266 subsection (3) B, C and D of the German Commercial Code), and (B) the stated share capital (Stammkapital) of the Pledgor (the "NET ASSETS").

6.2 The Pledgor shall realise, to the extent legally permitted and, in respect of the Pledgor, commercially justifiable, in a situation where the Pledgor does not have sufficient Net Assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the asset is not necessary for the Pledgor's business (betriebsnotwendig).

6.3 The Security Trustee shall enforce any Pledge created hereunder against the Pledgor in accordance with the following procedure:

                  (i) The Pledgor shall, following a notification by the Security Trustee to the Pledgor that an Enforcement Event has occurred and that the Security Trustee intends to enforce the Pledges, deliver to the Security Trustee within sixty days of such notification an auditors' determination from a firm of auditors of international standard and reputation (the "AUDITORS' DETERMINATION") stating the value of the Net Assets, i.e., the amounts which may be claimed against the Pledgor under the

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                           Pledges having regard to Sections 30 and 31 of the
                           German Limited Liability Companies Act.

                  (ii) The Auditors' Determination, i.e., the amount which may be claimed against the Pledgor under the Pledges, having regard to Section 30 and 31 of the German Limited Liability Companies Act, shall take into account the generally accepted accounting principles applicable from time to time in Germany (GAAP) and be based on the same principles that were applied when establishing the previous year's balance sheet.

                  (iii) The amount specified in the relevant Auditors' Determination pertaining to the Pledgor shall be up-to-date and in any event such Auditors' Determination shall have been prepared as of a date no earlier than 15 business days prior to the date of notification by the Security Trustee to the Pledgor that it intends to enforce the Pledges.

                  (iv) If the Pledgor fails to deliver the Auditors' Determination to the Security Trustee within the sixty day period stated in (i) above, the Security Trustee shall be entitled to enforce the Pledges against the Pledgor without limitation.

7.       UNDERTAKINGS OF THE PLEDGOR

         During the term of this Agreement, the Pledgor undertakes to the
         Pledgee:

7.1 upon the opening of any other account in the Federal Republic of Germany, other than an account opened for the purpose of depositing cash collateral referred to in Clause 9, to notify the Pledgee of the account details with reference to the definition of "Account" of this Agreement within 10 (ten) Business Days; and

7.2 insofar as additional documents, declarations or actions (including making all filings and negotiations) are necessary for the creation, perfection, protection or maintenance of the Pledges created (or purported to be created) hereunder (or any of them) in favour of the Pledgee or for the exercise of all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law or to facilitate the realisation of the Pledges created (or purported to be created) hereunder (or any of them), the Pledgor shall at the Security Trustee's request enter into or provide such documents, make such declarations and/or undertake such actions at the Pledgor's cost and expense.

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8.       NOTIFICATION OF PLEDGE

8.1 The Pledgor hereby undertakes to notify the relevant Account Banks of the Pledges within 5 Business Days of the date of this Agreement in substantially the form set out in Schedule 2 attached to this Agreement requesting the Account Bank to acknowledge receipt of the notification and acceptance of the terms thereof to the Pledgee.

8.2 If the Pledgor does not comply with its obligations under Clause 8.1, the Pledgee is authorised and is irrevocably empowered by the Pledgor, to act in its name and on its behalf in this respect, to notify the relevant Account banks in accordance with Clause 8.1.

8.3 The Pledgee may, following the occurrence of an Enforcement Event, deliver to the relevant Account Banks, a notice in substantially the form set out in Schedule 3 attached to this Agreement.

9.       SUPER PRIORITY OF CASH COLLATERAL

         The security created herunder shall take effect subject to, and shall not restrict the ability of the Pledgor to create, any security (whether or not such security is or is to be created on, before or after the date of this Agreement) which secures obligations under and/or in respect of (i) the Interim Bonding Facility Letter (ii) the New Bonding Facility Agreement, (iii) the Existing Performance Bonds and (iv) any other bonding facility, expressly permitted pursuant to
         Section 4.07 (Limitations on Indebtedness and Preferred Stock) of the Senior Note Indenture and Section 4.06 (Limitations on Indebtedness and Preferred Stock) of the Junior Note Indenture in each case as a result of the provision of cash collateral as permitted pursuant to the terms of the Indentures or any of them, the Escrow Agreement or the Security Trust and Intercreditor Deed.

10.      EXPENSES, COSTS AND TAXES

10.1     EXPENSES

         The Pledgor shall, from time to time and promptly on demand by the Security Trustee reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (provided that in relation to sub-clause (i) of this Clause 10, such costs and expenses must be properly incurred) in connection with:

                  (i) the execution, release and discharge of this Agreement and the security created or intended to be created in respect of the Pledges and the perfection of the security contemplated in this

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                           Agreement or in any such documents or forming part of
                           the security created or intended to be created in respect of the Pledges;

                  (ii) the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

                  (iii)    the foreclosure of any Pledges; and

                  (iv) the preservation and/or enforcement of the security created or intended to be created in respect of the Pledges,

                  which shall carry interest (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of such demand until so reimbursed calculated on a daily basis at the rate determined in accordance with the provisions of clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

10.2     TAXES

         The Pledgor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the security created or intended to be created in respect of the Pledges and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Pledgor or any delay by the Pledgor in paying any such Taxes or fees.

11.      DURATION AND INDEPENDENCE

11.1 This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cease to exist, if the Pledgor has only temporarily discharged the Secured Obligations.

11.2 This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Relevant Documents or in any document or agreement related to any of the Relevant Documents shall affect the validity or

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         the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

11.3 This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

12.      RELEASE (PFANDFREIGABE)

12.1 Upon complete and irrevocable satisfaction of the Secured Obligations, the Pledgee shall (in accordance with the terms and subject to the conditions set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) at the cost and expense of the Pledgor confirm the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the advoidance of doubt, the parties are aware that upon full and complete satisfaction of the Secured Obligations the Pledges, due to their accessory nature (Akzessoritat) cease to exist by operation of German law.

12.2 At any time when the total value of the aggregate security granted by the Pledgor to secure the Secured Obligations (the "SECURITY") which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Secured Obligations (the "LIMIT") not only temporarily, the Pledgee on demand of the Pledgor shall (in accordance with the terms and subject to the conditions set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) release such part of the Security (Sicherheitenfreigabe) as the Security Trustee may in its discretion determine so as to reduce the realisable value of the Security to the Limit.

13.      GENERAL BUSINESS CONDITIONS AND EXISTING SECURITY

         Subject to Clause 9, the Pledgor undertakes to use its best effort to procure that each Account Bank subordinates any existing pledge over any of the Accounts, including, but without limitation, any pledge existing by operation of its general business conditions, to the Pledges so that the Pledges will rank ahead of all other pledges affecting the Accounts. This does not apply in relation to the account of Marconi Communications GmbH held with BHF Bank AG, account no. 4175010413, and the parties to this Agreement agree that the pledge created hereunder shall be only second ranking and shall rank behind the pledge currently existing in favour of BHF Bank AG.

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14.      PARTIAL INVALIDITY; WAIVER

14.1 If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that provision shall as to that jurisdiction be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions of this Agreement or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by a valid, legal and enforceable provision which comes as close as possible to the original intent of the parties as to the invalid, illegal or unenforceable provision. This shall apply analogously in the case of gaps.

14.2 No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.      AMENDMENTS; WAIVER

         This Agreement may be amended, modified or waived only in writing, unless notarial form by operation of law is required. This also applies to this Clause 15.

16.      NOTICES AND THEIR LANGUAGE

16.1 Each communication under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

16.2 Any communication or document to be made or delivered under or in connection with this Agreement shall be made or delivered to the following addresses or fax numbers (and for the attention of the department or officer noted):

         For the Pledgor:             Marconi Communications GmbH

                                      Address:   GerberstraBe 33
                                                 D-71522 Backnang

                                      Fax:       07191 13 2419

                                      Attention: Hans-Werner Altermann
                                                 Legal Advisor

         For the Pledgee:             The Law Debenture Trust Corporation p.l.c.

                                      Address:   Fifth Floor

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                                                 100 Wood Street
                                                 London EC2V 7EX
                                                 England

                                      Fax:       +44 20 7696 5261

                                      Attention: Manager Trust Administration

         or to such other address as the recipient may notify or may have notified to the other party in writing.

16.3     DELIVERY

16.3.1 Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

         (a)      if by way of fax, when received in legible form; or

         (b) if by way of letter, when it has been left at the address specified in Clause 16.2 above or five Business Days after being deposited in the post postage prepaid in an envelope addressed to the addressee at that address, and, if a particular department or officer is specified as part of that address, if addressed to that department or officer.

16.3.2 Notwithstanding the provisions of sub-clause 16.3.1 (b) above, any communication or document to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified in clause 16.2 (or any substitute department or officer as such person shall specify for this purpose).

16.4 Any notice given under or connection with this Agreement shall be in the English language. All other documents provided under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English which if reasonably required by the Security Trustee shall be a certified translation. In the event of any conflict between the English text and the text in any other language, the English text shall prevail unless the document is a constitutional, statutory or other official document.

17.      APPLICABLE LAW; JURISDICTION

17.1     APPLICABLE LAW

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         This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

17.2     GERMAN COURTS

         The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

17.3     CONVENIENT FORUM

         The parties agree that the courts of Frankfurt am Main are the most appropriate and convenient courts to settle Disputes between then and, accordingly, that they will not argue to the contrary.

17.4     NON-EXCLUSIVE JURISDICTION

         This Clause 17 is for the benefit of the Pledgee only. As a result it does not prevent the Pledgee from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent Proceedings in any number of jurisdictions.

18.      ASSIGNMENT

         The Security Trustee may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the Security Trust and Intercreditor Deed. To the extent legally permissible the Security Trustee shall be entitled to disclose such information concerning the Pledgor and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

19.      EFFECTIVENESS

         This Agreement shall become effective only subject to the condition precedent and at the time of the first original issuance of the Senior Notes.

20.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

                                   SCHEDULE 1
                                LIST OF ACCOUNTS

------------------------------------------------------------------------------------------------------------------------------------
                                   Account
     Account Name                  Number       Swift Code        Currency      Bank Name                Address             Country
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      75010413       BHFBDEFF600         EUR       BHF Bank AG          Th.-Heuss-Str. 21         Germany
                                                                                                   70174 Stuttgart
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      4175010413     BHFBDEFF600         EUR       BHF Bank AG          Th.-Heuss-Str. 21         Germany
                                                                                                   70174 Stuttgart
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      7917917        COBADEFF602         EUR       Commerzbank AG       Ed.-Breuninger-Str. 2     Germany
                                                                                                   71522 Backnang
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      7917917GBP     COBADEFF602         GBP       Commerzbank AG       Ed.-Breuninger-Str. 2     Germany
                                                                                                   71522 Backnang
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      7917917USD     COBADEFF602         USD       Commerzbank AG       Ed.-Breuninger-Str. 2     Germany
                                                                                                   71522 Backnang
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      7917917JPY     COBADEFF602         JPY       Commerzbank AG       Ed.-Breuninger-Str. 2     Germany
                                                                                                   71522 Backnang
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      161722400      DEUTDESSXXX         EUR       DEUTSCHE BANK        Th.-Heuss-Str. 3          Germany
                                                                                                   70174 Stuttgart
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      16172240003    DEUTDESSXXX         GBP       DEUTSCHE BANK        Th.-Heuss-Str. 3          Germany
                                                                                                   70174 Stuttgart
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      16172240005    DEUTDESSXXX         USD       DEUTSCHE BANK        Th.-Heuss-Str. 3          Germany
                                                                                                   70174 Stuttgart
------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH      16172240088    DEUTDESSXXX         JPY       DEUTSCHE BANK        Th.-Heuss-Str. 3          Germany
                                                                                                   70174 Stuttgart
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH   88778     SOLADES1WBN      EUR       Kreissparkasse Waiblingen    Am Obstmarkt 5           Germany
                                                                                                71522 Backnang

--------------------------------------------------------------------------------------------------------------------------------
Marconi Communications GmbH   4903323   SOLADES1WBN      EUR       Kreissparkasse Waiblingen    Am Obstmarkt 5           Germany
                                                                                                71522 Backnang
--------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                NOTICE OF PLEDGE

From: [Pledgor]

To:   [Account Bank]

Date:

Dear Sirs

RE: [Account No(s). (THE "ACCOUNT(s)")]

We hereby give you notice that by an account pledge agreement dated [    ] 2003
(the "ACCOUNT PLEDGE AGREEMENT") we have pledged in favour of The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") all of our right, title and interest in and to the above account(s) (which shall include all sub-accounts, renewals, replacements and redesignations thereof) and all monies and interest from time to time standing or accruing to the credit thereof. A copy of the Account Pledge Agreement is attached hereto.

Until notice to the contrary from the Security Trustee to be served on you as Account Bank we may continue to operate the Account(s) and in particular may dispose of the amounts standing to the credit of the Account(s). Upon receipt of such aforesaid notice to the contrary you, as Account Bank, shall not allow any dispositions by ourselves of amounts standing to the credit of the Account(s).

Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to The Law Debenture Trust Corporation p.l.c. at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, attention: Manager Trust Administration .

Yours faithfully,

___________________________________________

For and on behalf of [Pledgor]

                     FORM OF ACKNOWLEDGMENT OF ACCOUNT BANK

To: The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE")

Cc: Marconi Corporation p.l.c. (the "COMPANY")

                                                            Date: [            ]

Dear Sirs

ACCOUNT PLEDGE AGREEMENT DATED [   ] BETWEEN [PLEDGOR] AND THE LAW DEBENTURE
TRUST CORPORATION p.l.c. (THE "ACCOUNT PLEDGE AGREEMENT")

We refer to the pledged accounts with account numbers [   ] (account
names [   ]) held with us (the "ACCOUNT(s)") and a notice of pledge from
[Pledgor] dated [    ] in connection with the Account Pledge Agreement (the
"NOTICE").

At the request of the Company we acknowledge receipt of the Notice and confirm that:

(a) we accept the instructions contained in the Notice and agree to comply with the Notice;

(b) we have not received any previous notice of pledge in relation to the Account(s) nor are we aware of any third party rights in relation to the Account(s);

(c)  we hereby:

         (i) grant our consent on behalf of ourselves and our legal successors in title to the pledge of any claims arising out of the Account(s).

         (ii) irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off or deduction from the Account(s) or invoke any rights of retention in relation to the Account(s);

(d) we agree that the pledge in our favour over the Account(s) granted pursuant to our General Business Conditions shall rank behind all the pledges over the Account(s) granted to the Security Trustee by the Pledgor pursuant to the Account Pledge Agreement of which we have been notified by the Pledgor.

Yours faithfully

____________________________

for and on behalf of

[Account Bank]

                                   SCHEDULE 3

                         NOTICE OF ENFORCEMENT OF PLEDGE

From: The Law Debenture Trust Corporation p.l.c.

To:   [Account Bank]

CC:   [Pledgor]

Date:

Dear Sirs

RE: [Account No(s). (THE "ACCOUNT(s)")]

We refer to the notice of pledge dated [insert date of notice pursuant to
Schedule 1] by which [Pledgor] has informed you that by an account pledge
agreement dated [    ] 2003 (the "ACCOUNT PLEDGE AGREEMENT") [Pledgor] has
pledged in favour of ourselves all of its right, title and interest in and to the above account(s) (which shall include all sub-accounts, renewals, replacements and redesignations thereof) and all monies and interest from time to time standing or accruing to the credit thereof. A copy of the Account Pledge Agreement has been provided you.

We hereby give you notice that we enforce our rights under the Account Pledge Agreement and instruct you that upon receipt by you of this notice:

(i)      [Pledgor] may not continue to operate the Account(s);

(ii) [Pledgor] may not dispose of the amounts standing to the credit of the Account(s); and

(iii) you, as Account Bank, shall not allow any dispositions by [Pledgor] of amounts standing to the credit of the Account(s).

We further instruct you:

(iv) to disclose to us without any reference to or further authority from [Pledgor] and without any enquiry by you as to the justification of such disclosure, such information relating to the Account(s) and the sums therein as we may at any time and from time to time request;

(v) to hold all sums from time to time standing to the credit of the Accounts to our order;

(vi) to pay or release all or any part of the sums from time to time standing to the credit of the Account(s) in accordance with our written instructions at any time or times;

(vii) to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Account Pledge Agreement and the sums standing to the credit of the Account(s) from time to time which you receive at any time from us without any reference to or further authority from [Pledgor] and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(viii) to pay all monies received by you for the Account(s) to (and only to) the credit of those Accounts.

Please note that [Pledgor] is not permitted to withdraw any amount from (any) of the Account(s) without our prior written consent.

Please also note that these instructions are not to be revoked or varied without our prior written consent.

Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to The Law Debenture Trust Corporation p.l.c. at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, attention: Manager Trust Administration.

Yours faithfully,

___________________________________________

For and on behalf of [Security Trustee]

                             FORM OF ACKNOWLEDGEMENT

To: The Law Debenture Trust Corporation p.l.c.

Dear Sirs,

We confirm receipt from The Law Debenture Trust Corporation p.l.c. of a notice
dated [    ] relating to certain account(s) (the "ACCOUNT(s)") of [Pledgor] with
us.

We confirm that:

(i) we accept the instructions and authorisations contained in that notice and we undertake to act in accordance with the terms of that notice;

(ii) we have not received notice of the interest of any third party in the Account(s);

(iii) we have neither claimed or exercised nor will claim any rights to make any set-off or deduction from the Account(s) nor have invoked or will invoke any rights of retention or rights in relation to the Account(s) without your prior written consent;

(iv) we shall pay all monies received by us for the Account(s) to (and only to) the credit of the Account(s) unless otherwise consented to by you; and

(v) we shall not permit any amount to be withdrawn from (any of) the Account(s) without your prior written consent.

Yours faithfully,

___________________________
On behalf of [Account Bank]

SIGNATURE PAGE

THIS ACCOUNT PLEDGE AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING BY

MARCONI COMMUNICATIONS GmbH

By: MARY SKELLY

    Name:  Mary Skelly
    Title: Attorney

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

By: JULIAN MASON-JEBB

    Name:  Julian Mason-Jebb
    Title: Director